UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2025 (July 24, 2025)

AUBURN NATIONAL BANCORPORATION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26486	63-0885779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Gay Street, P.O. Drawer 3110, Auburn, Alabama 36831-3110

(Addresses of Principal Executive Offices, including Zip Code)

(334) 821-9200

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	AUBN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Effective July 24, 2025, the Compensation Committee (the “Committee”) of the Board of Directors of Auburn National Bancorporation, Inc. (together with its subsidiaries, the “Company”) adopted and approved a form of Notice of Discretionary Equity Award Agreement and related Terms and Conditions (together, the “RSU Award Agreement”) pursuant to the Company’s 2024 Equity and Incentive Compensation Plan (the “Plan”). The form of RSU Award Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Initial award of Restricted Srock Units

As part of its July 24 actions, the Committee awarded 1,402 RSUs awarded to the Company’s three named executive officers (the “Named Executive Officers”), as shown below. All these RSUs vest on March 10, 2026, and will be settled upon vesting upon the terms and conditions of the RSU Award Agreements. Upon vesting, each RSU represents the right to receive one share of Company common stock (par value $1.00 per share), subject to tax and other withholdings, for which the Recipient is responsible.

The Company’s Named Executive Officers were awarded the following respective RSUs:

Employee	Restricted Stock Units
David A. Hedges	550
W. James Walker, IV	431
Robert L. Smith	421

Terms and Conditions of RSUs

The following briefly describes the terms and conditions of the RSU Award Agreement. It is summary only and is qualified in its entirety by reference to the RSU Award Agreement and the Plan. A copy of the Award Agreement is filed herewith as Exhibit 10.1 and the Plan is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 10, 2024. Capitalized terms used but not defined below have the same meanings as provided in the RSU Award Agreement or the Plan.

Each Award is evidenced by the RSU Award agreement. RSUs do not represent an ownership interest in Company Common Stock or provide any rights as an owner of such Common Stock. RSUs do not assure a Recipient with continued employment or to further Awards under the Equity Plan.

All the RSUs granted on July 24, 2025 vest on March 10, 2026 (the “Vesting Date”), subject to the Award Agreement’s terms and conditions, including continued employment with the Company on the Vesting Date and potential acceleration of vesting upon certain events specified in the Award Agreement.

The Award Agreement provides the RSU holders with “Dividend Equivalents.” Dividend Equivalents are additional RSUs issued upon the Company’s payment of a dividend on Shares. The number of Dividend Equivalents issued on a dividend payment date equals the product of the number of RSUs held by a Recipient under the Award Agreement (including prior Dividend Equivalents still held) on such date multiplied by the dollar amount of the dividend paid per Share, divided by the closing price of a Share on Nasdaq on the dividend payment date. RSUs issued pursuant to the Dividend Equivalents vest on the same terms and conditions as the original RSUs.

The vesting of the RSUs and the Dividend Equivalents may be accelerated upon certain events, in the following amounts:

•	100% vesting on the Recipient’s death or Disability.

•	Pro rata vesting to the Recipient’s date of Retirement where the Recipient has been employed for the number of years specified in the RSU Award Agreement.

•	The “Pro Rata Amount” where the Company terminates the Recipient without “Cause.”

•	Upon a Change in Control where the RSUs are not assumed by the Surviving Entity.

Except as provided above, upon a Recipient’s Termination of Employment, all RSUs and Dividend Equivalents not previously vested shall terminate. Upon the Company’s Termination of Employment for Cause, the Compensation Committee may demand the return of all Shares, cash and other property received in respect of RSUs or Dividend Equivalents that vested during the period of conduct that was Cause of Termination of Employment.

The Award Agreement contains several restrictive covenants applicable to the Recipient:

•

Maintenance of the Company’s Confidential Information in accordance with the Company’s policies during employment and for two years thereafter, and the Recipient shall not disclose or use or permit third parties to use the Company’s Confidential Information or Trade Secrets, without the Company’s prior written consent.

•

While the Recipient is employed by the Company, and for one year thereafter, the Recipient shall not solicit or recruit any Protected Employee to terminate employment with the Company or to enter into any employment, agency or other relationship with a third party with whom the Recipient is affiliated.

•	While employed by the Company and for one year thereafter, the Recipient shall not solicit any Company Customer for Business Activities.

The Award Agreement prohibits the pledge, assignment or transfer of RSUs (including RSUs received as Dividend Equivalents). The Award Agreement is subject to the Company’s Insider Trading Policy, which prohibits speculative transactions in Company securities, including any instruments or strategies, including Derivative Securities, to increase the value or reduce of the risks of any Award.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Exhibit Description

10.1	Form of Notice of Discretionary Equity Award Agreement and related Terms and Conditions (together, the “RSU Award Agreement”)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUBURN NATIONAL BANCORPORATION, INC.
(Registrant)

/s/ David A. Hedges
David A. Hedges
President and CEO

Date: July 30, 2025